UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2005

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1915 Rexford Road, Charlotte, North Carolina		28211
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On December 16, 2005, Piedmont Natural Gas issued a press release to report financial results for the fiscal year and the fourth quarter ended October 31, 2005, subject to completion of its annual audit. A copy of the press release is attached as an exhibit to this Form 8-K.

Item 8.01 Other Events.

The press release noted in Item 2.02 above also included a declaration of a cash dividend on common stock of 23 cents per share, payable January 13, 2006, to holders of record on December 23, 2005.

On December 16, 2005, Piedmont Natural Gas issued a press release to report that its Board of Directors authorized a three-million-share increase to the Common Stock Repurchase Program to reflect the stock split that was completed in October 2004. In addition, the Board approved the repurchase of an additional four million shares that brings the total authorized share repurchases to ten million shares. The Board also approved a proposal that would increase, subject to shareholder approval, the number of authorized shares of common stock from 100 million to 200 million shares. This proposal will be presented to shareholders for approval at the March 3, 2006, Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release - Piedmont Natural Gas Reports 2005 Year-End Results
99.2 Press Release - Piedmont Modifies Stock Repurchase Plan and Will Seek Shareholder Approval for Increase in Authorized Shares

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

December 16, 2005	By:	/s/ Barry L. Guy

Name: Barry L. Guy
Title: Vice President and Controller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

99.1	Piedmont Natural Gas Reports 2005 Year-End Results
99.2	Piedmont Modifies Stock Repurchase Plan and Will Seek Shareholder Approval for Increase in Authorized Shares